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                                                                    EXHIBIT 10.N


                         INLAND STEEL INDUSTRIES, INC.
          DEFERRED PHANTOM STOCK UNIT PLAN FOR NON-EMPLOYEE DIRECTORS



1.   PURPOSES.

     The purposes of this compensation plan (the "Plan") are to attract and retain as Directors of Inland Steel Industries, Inc. (the "Company") persons whose abilities, experience and judgment can contribute to the continued progress of the Company and to assure alignment of the economic interests of the Company's Directors with stockholders by linking a portion of their compensation to the value of the common stock of the Company (the "Common Stock").

2.   EFFECTIVE DATE AND DURATION.

     The effective date of the Plan is January 1, 1996 (the "Effective Date") and the Plan shall remain in effect until terminated by the Board of Directors of the Company.

3.   ADMINISTRATION OF THE PLAN.

     The Plan shall be administered by the Compensation Committee (the "Committee") of the Board of Directors of the Company. The Committee shall have authority to interpret the Plan and to establish, amend, waive and rescind rules and regulations for the administration of the Plan. All interpretations, rules and regulations made or established by the Committee shall be conclusive and binding on all persons.

4.   ELIGIBILITY.

     Each present and future member of the Board of Directors of the Company (other than any Director who is or was previously an officer or other employee of the Company or any subsidiary of the Company and who is receiving or has received or is eligible to receive any benefit or benefits under any pension plan for employees of the Company or any of its subsidiaries) who has been a Director for less than ten years as of the Effective Date or who first becomes a Director after the Effective Date (a "Participant") shall be eligible to participate in the Plan.

5.   CREDITING OF PHANTOM STOCK UNITS.

     One thousand (1,000) Phantom Stock Units shall be credited to the Phantom Stock Unit Account (the "Account") for each Participant as of the date of each of the first ten annual meetings of stockholders of the Company at which such Participant is elected as a Director, commencing with the first annual meeting of stockholders after the Effective Date and continuing until, and including, the tenth consecutive annual meeting of stockholders at which such Participant is elected as a Director; provided, however, that each Participant who was a Director on and before October 1, 1995 will be credited with
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Phantom Stock Units ("Units") on annual meeting dates only until such
Participant reaches his or her ninth anniversary as a Director.

     As of each date on which a dividend is paid on the Common Stock, there shall be computed with respect to the Account of each Participant an amount of Units equal to: (a) the number of Units then credited to such Account, multiplied by (b) the dividend then paid per share of Common Stock, and divided by (c) the Fair Market Value of a share of Common Stock on the dividend payment date. The amount of Units so determined with respect to each Account shall be credited to and become part of the balance of such Account as of the dividend payment date. The "Fair Market Value" of a share of Common Stock on any day shall be the average of the highest and lowest selling prices of such stock on the New York Stock Exchange Composite Transactions on such day or, if such stock is not traded on that day, then on the next preceding day on which such stock was traded.

6.   VESTING.

     Subject to Section 9 of this Plan, all Units credited to the Account of a Participant shall become fully vested on the earlier of: (a) the tenth consecutive annual meeting of stockholders at which such Participant is elected as a Director; or (b) the last date of such Participant's service as a Director, PROVIDED such Participant remains on the Board of Directors (i) until at least the fifth consecutive annual meeting of stockholders after which such Participant is first elected as a Director and (ii) either until such Participant attains age 70 or until his or her death at age 65 or older. All Units credited to the Account of a Participant who ceases to be a Director before such Units become vested shall be forfeited by the Participant. After the Units in the Account of a Participant are vested, all Units credited to the Account of such Participant with respect to any dividend on the Common Stock shall be vested when credited.

7.   DISTRIBUTION DATE, PAYOUT METHODS AND VALUE.

     (a)     Distribution Date.    The value of all vested Units credited
to the Account of a Participant shall become payable on the date (the "Distribution Date") which is the later to occur of: (a) the date the Participant ceases to serve on the Board of Directors of the Company; or (b) the date the Participant attains age 65.

     (b)     Primary Payout Method.    Unless otherwise elected by a
Participant at least one year prior to the Distribution Date in accordance with
Section 7(c) below, the value of all vested Units credited to the Account of a Participant shall be paid in cash in a lump sum as of the Distribution Date. The Company will issue a check to the Participant promptly after the Distribution Date in an amount equal to the number of vested Units then credited to the Participant's Account multiplied by the Fair Market Value of a share of Common Stock on the Distribution Date. The Company shall then reduce the number of Units credited to the Account of the Participant to zero and have no further obligation to the Participant with respect thereto.
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     (c)     Election of Alternative Payout Method.    Any Participant may
elect, no later than one year prior to the Distribution Date, to have the value of all vested Units credited to the Account of such Participant on the Distribution Date paid in any number of successive quarterly installments over a period not extending beyond the end of the fortieth (40th) calendar quarter immediately following the Distribution Date. An installment shall be paid as of the first day of each such calendar quarter. The amount of each quarterly installment will be determined by dividing (a) the number of vested Units then credited to the Account, by (b) the number of installments then remaining unpaid, and multiplying by (c) the Fair Market Value of a share of Common Stock on such payment date. The Company will issue a check to the Participant promptly after the quarterly installment date and will reduce the number of Units credited to the Account of the Participant by the number of Units with respect to which payment is made.

     Each election must be made on forms provided by the Secretary of the Company for this purpose and shall specify the calendar quarter in which payments under this Plan shall begin and the period over which such payments shall be made, and the name, address and social security number of the person to whom any unpaid balance in the Participant's Account shall be paid in the event of the death of the Participant, in accordance with Section 8 below. An election for payment by quarterly installments filed hereunder shall become irrevocable one year prior to such Participant's Distribution Date.

8.   SURVIVOR BENEFIT.

     In the event of the death of any Participant whose Account is vested, any payments that would otherwise have been payable thereafter to such Participant shall be paid to such legal or natural person as is designated by the Participant as his or her beneficiary in a writing filed prior to the Participant's death with the Secretary of the Company. If a Participant fails to so designate a beneficiary, the Participant's surviving spouse, if any, will be deemed to have been designated as the beneficiary.

     Any beneficiary designation filed with the Secretary of the Company may provide that, in lieu of the payments to which the beneficiary would otherwise be entitled, the beneficiary shall be paid in a lump sum amount. In the event that any payments otherwise due to a Participant are not paid prior to the later to die of the Participant and the Participant's beneficiary, the balance of the Units credited to such Participant's Account shall be paid in a lump sum to the estate of the Participant or the Participant's beneficiary, whichever is the later to die. The Company shall issue a check for the appropriate amount promptly after being notified of the event resulting in the lump sum payment, reduce the number of Units credited to the Account of the Participant to zero and have no further obligation with respect thereto. The lump sum amount shall be equal to the number of Units then credited to such Participant's Account multiplied by the Fair Market Value of one share of Common Stock on the date of death of the person resulting in the payment of the lump sum.
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9.   EFFECT OF CHANGE IN CONTROL.

     Notwithstanding any other provision in this Plan to the contrary, in the event of a Change in Control of the Company as defined in this Section 9, all Units then credited to the Account of each Participant shall become immediately vested as of the date of the Change in Control. The value of each Unit shall be equal to the value of a share of Common Stock on the date of the Change in Control and the aggregate value of all vested Units in each Participant's Account shall be paid to such Participant in cash promptly after, but in no event later than thirty (30) days following, the date of the Change in Control.

     A "Change in Control" of the Company shall be deemed to occur on the first of any of the following events: (i) the Company is merged into or consolidated with another corporation, or the stockholders of the Company approve a definitive agreement to sell or otherwise dispose of all or substantially all of its assets or adopt a plan of liquidation, provided, however, that a Change in Control shall not be deemed to have occurred by reason of a transaction, or a substantially concurrent or otherwise related series of transactions, upon the completion of which the beneficial ownership of a majority of the voting power of the Company, the surviving corporation, or a corporation directly or indirectly controlling the Company or the surviving corporation, as the case may be, is held by the same persons (as defined below) (in substantially the same proportion) as held the beneficial ownership of the voting power of the Company immediately prior to the transaction or the substantially concurrent or otherwise related series of transactions, except that upon the completion thereof, employees or employee benefit plans of the Company may be a new holder of such beneficial ownership; (ii) the "beneficial ownership" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of securities representing 40% or more of the combined voting power of the Company is acquired by any "person" as defined in Sections 13(d) and 14(d) of the Exchange Act (other than any trustee or other fiduciary holding securities under an employee benefit or other similar stock plan of the Company); or (iii) at any time during any period of two consecutive years, individuals who at the beginning of such period were members of the Board of Directors of the Company cease for any reason to constitute at least a majority thereof (unless the election, or the nomination for election by the Company's stockholders, of each new director was approved by a vote of at least two-thirds of the directors still in office at the time of such election or nomination who were directors at the beginning of such period).

     However, in no event shall a Change in Control be deemed to have occurred with respect to a Participant if such Participant is part of a purchasing group which consummates the Change in Control transaction. A Participant shall be deemed "part of a purchasing group" for purposes of the preceding sentence if such Participant is an equity participant in the purchasing company or group (except for: (i) passive ownership of less than three percent (3%) of the stock of the purchasing company; or (ii) ownership of equity participation in the purchasing company or group which is otherwise not significant, as determined prior to the Change in Control by a majority of the non-employee continuing Directors, not including the Participant).
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10.  ANTI-DILUTION PROVISION.

       The Committee shall adjust the number of Units credited to a Participant's Account from time to time in the event of any change or changes in the outstanding Common Stock by reason of any one or more stock dividends, stock splits, spinoffs or other distributions of assets (other than a normal cash dividend), recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges or other relevant changes in corporate structure or capitalization, so as to prevent dilution or enlargement of rights and to maintain the relationship of the value of each Unit to the value of a share of Common Stock.

11.  RESTRICTIONS ON TRANSFER.

     The interest of a Participant, surviving spouse or beneficiary in Units and amounts payable with respect thereto under this Plan is personal to such Participant, surviving spouse or beneficiary and may not be voluntarily or involuntarily sold, assigned or otherwise transferred or disposed of by him or her, except pursuant to Section 8 above. Any payment to which a Participant, surviving spouse or beneficiary may be entitled under the Plan shall be free from the control or interference of any creditor of such Participant, surviving spouse or beneficiary and shall not be subject to attachment, levy or garnishment, or susceptible of anticipation or alienation.

12.  AMENDMENT AND TERMINATION OF THE PLAN.

     This Plan may be amended by the Board of Directors of the Company in any and all respects at any time, or from time to time, and may be terminated by the Board of Directors at any time; provided, however, that no such amendment or termination may materially adversely affect the rights of any Participant with respect to any Unit or Units previously credited to such Participant's account without written consent of the Participant or his or her duly appointed legal representative or, in the event of a Participant's death, the rights of such Participant's surviving spouse or beneficiary with respect thereto without written consent of such person or his or her duly appointed legal representative.

     To the extent necessary to qualify Units granted under the Plan as "formula awards" under Rule 16b-3(c)(2)(ii)(A) or any successor thereto under the Exchange Act, the provisions regarding the amount, price and timing of Units to be credited to the Account of any Participant may not be amended more than once within any six month period, other then to comport with changes in the Internal Revenue Code of 1986, as amended from time to time, or the Employee Retirement Income Security Act of 1974, as amended from time to time, or the rules thereunder.

13.  MISCELLANEOUS.

     (a)     No Rights as a Stockholder.    The Units do not represent
ownership of any portion of the equity of the Company and no person shall have any rights as a stockholder of the Company by virtue of his or her rights with respect to any Units.
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     (b)     No Right to Continue as a Director.    Nothing contained in
this Plan shall be deemed to confer upon any person any right to continue as a Director of, to be nominated for re-election or re-elected to the Board of Directors of, or to be associated in any other way with, the Company.

     (c)     Accounting; Funding Not Required.    The Company shall
establish on its accounting books, in the name of each Participant, a Phantom Stock Unit Account. The Company shall not be required to establish any fund or segregate or set aside any moneys with respect to any such Account or for the discharge or payment of its obligations hereunder.

     (d)     Severability.    In the event that any provision of this Plan
shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.